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                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, LLC

We hereby consent to the inclusion of our opinion letter dated May 12, 1999 to the Board of Directors of NCO Group, Inc. ("NCO") with respect to the acquisition of Compass International Services Inc. by NCO as an annex to this Registration Statement on Form S-4 (the "Registration Statement") and to the references to our firm in the Registration Statement under the headings "Summary
- The Merger - Opinion of Financial Advisor to NCO," "The Merger - Opinion of Financial Advisor to NCO," and "The Merger - Background of the Merger." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                             The Robinson-Humphrey Company, LLC


Atlanta, Georgia
July 7, 1999